LICENCING AGREEMENT

This Licensing Agreement (the "Agreement") is made and effective this 15th day of August, 1998 by and between Adriatic Holdings Limited, a corporation duly organized under the laws of Nevada and doing its principal place of business at 114 W. Magnolia Street, Suite 446, Bellingham, WA. (the "Buyer"), and J.A. Industries (Canada) Inc., a corporation duly organized under the laws of British Columbia and having its principal place of business at 2755 Lougheed Highway, Suite 179, Port Coquitlam, B.C. (the "Seller") and is made with reference to the following facts.

Seller has developed and owns all rights including the copyright, Industrial Design and Patents, to certain Multiple Tiered Underground Electrical Junction Boxes and related documents (the "Boxes"). Seller has developed substantial goodwill and reputation associated with the Boxes.

Buyer  wishes  to  purchase,   and  Seller  wishes  to  sell,   such  Boxes  and
documentation, the related goodwill and all other associated property rights, including all copyrights, industrial design and patent and all rights to enhanced, modified and updated versions and derivative works related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Transfer.

     A. Boxes. Seller hereby sells, assigns, conveys and transfers to Buyer all of Seller's right, title and interest in and to the following described Boxes:
The Multiple Tier Junction Box represented by United States Patent #5,142,102 filed on August 25, 1992. The Boxes shall include, but not limited to:

          (i) The Boxes in all versions and all forms of expression thereof, including but not limited to the Boxes diagrams, documentation, previous versions, notes, other information relating to the Boxes; and all copyrights, trade secrets, patentable inventions, proprietary rights and intellectual property contained therein or connected therewith, including without limitation Seller's copyright in the Boxes;

          (ii) All existing copies of the Boxes in Seller's possession or control; and

          (iii) All of Seller's interest in the license(s) of the Boxes including original copies of all outstanding license agents granted to the following, if any: None.

     B Delivery. The Boxes shall be delivered to Buyer within 7 days following execution of this Agreement. Seller shall from time to time, but without further consideration than that amount agreed upon in paragraph 2.A. of this Agreement, execute and deliver such


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instruments  or documents and take such other action as is reasonably  necessary which Buyer may request in order to more effectively carry out this Agreement and to vest in Buyer the Boxes and title thereto and the United States Patent.

2. Royalties.

     In consideration of the rights granted to Buyer in paragraph 1 above, Buyer shall pay Seller a licensing fee of Five United States Dollars ($5.00 USD) for every Junction Box sold by Buyer. Buyer shall provide Seller with a Minimum Annual Licensing of $2,000 USD per year for 1998 and $10,000 USD per year for the life of the Agreement ("Minimum Licensing Fee"), payable annually. Such Minimum Licensing Fee is equal to the sale of four hundred (400) Boxes in 1998 and two thousand (2,000) Boxes each subsequent year. However, in the event that Buyer is unable to sell the required number of Boxes in any particular year, the Minimum Licensing Fee shall be deemed fully earned when paid. Furthermore, within 10 days from the date of Buyer's failure to pay the Minimum Licensing Fee, Seller may demand that Buyer return to Seller any Boxes in Buyer's or its agent's possession and reassign all patents, trademarks and other rights associated, either directly or indirectly, with the Boxes. In accordance with Seller's demand, Buyer hereby agrees to return any such Boxes and reassign all patents, trademarks and other rights associated, either directly or indirectly, with the Boxes.

3. Representations and Warranties of Seller.

Seller represents the following:

     A. Seller has good and marketable title to the Boxes, including the Patent to the Boxes, and has all necessary rights to enter into this Agreement without violating any other agreement or commitment of any sort. Seller does not have my outstanding agreements, understandings, written or oral, concerning the Boxes or the patent, except as identified in Section 1.A. (iii) above. The Boxes do not in fringe or constitute a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. Seller agrees to defend, indemnify and hold Buyer, its subsidiaries, affiliates and licensees harmless against any action, suit, expense, claim, loss, liability or damage based on a claim that the Boxes infringes or constitutes a misappropriation of any trademark. patent, copyright, trade secret, proprietary right or similar property right. Buyer shall give Seller prompt written notice of any such claim. Seller shall assume responsibility for defending any suit or proceeding brought against Buyer based on any claim that the Boxes infringes or constitutes a misappropriation of any trademark, patent copyright, trade secret, proprietary right or similar property right; provided, however, that Buyer shall give Seller prompt notice in writing of the assertion of any such claim and of the threat or institution of any such suit or proceeding, and all authority, information and assistance required for the defense of the same. Seller shall pay all damages and costs awarded against Buyer, but shall not be responsible for any costs, expense or compromise incurred without Seller's consent. All written correspondence between Buyer and Seller shall be made at the addresses found in paragraph 13. of this Agreement.


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     B. No Liens. The Boxes are not subject to any lien,  encumbrance,  mortgage or security interest of any kind. Seller's conveyance of the Boxes shall be free of any such interest, excepting only the interests of the third party licenses identified in Section l.A. (iii) above, if any.

     C. Authority Relative to this Agreement. This Agreement is a legal, valid and binding obligation of Seller. The execution and delivery of this Agreement by Seller and the performance of and compliance by Seller with the terms and conditions of this Agreement will not result in the imposition of any lien or encumbrance on any of the Assets, and will not conflict with or result in a breach by Seller of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule, or regulation applicable to Seller, the Boxes, or any note, indenture, or other agreement, contract, license or instrument by which any of the Boxes may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by Seller.

     D. No Default. There is no outstanding default by Seller or any third party license of the Boxes of any material obligation in the licenses identified in Section l.A.(iii) above, if any.

     E. Litigation. Seller is currently the defendant in a lawsuit with regards to the patent of its product. The statement of claims, among other things, alleges that the Canadian patent issued on the electrical junction boxes is invalid. The Seller feels that the suit is without merit but at this time does not have the necessary funds to adequately defend itself though it has entered a statement of defence. If the plaintiffs were successful in this action the validity of the patent on the underground junction boxes would be declared invalid and not provide the Buyer with protection from competition. If the patent is declared invalid, the Buyer has the option to cancel the licensing agreement unconditionally.

4. No Brokers.

All negotiations relative to this Agreement have been carried on by Buyer directly with Seller, without the intervention of any person as the result of any act of Buyer or Seller (and, soft as known to either party, without the intervention of any such person) in such manner as to give rise to any valid claim against the parties hereto for brokerage commissions, finder's fees or other like payment.

5. Consents, Further Instruments and Cooperation.

Buyer and Seller shall each use their respective best efforts to obtain the consent or approval of each person or party, if any, whose consent or approval shall be required to permit it to consummate the transactions contemplated hereby, and to execute and deliver such instruments and to take such other action as may be required to carry out any transaction contemplated by this Agreement. Seller shall execute, or cause its employees and agents to execute, any patent or


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

copyright application or other similar document or instrument, following Buyer's reasonable request.

6. Limitation of Liability.

OTHER THAN AS SET FORTH IN SECTION 3.A. OR UPON THE BREACH OF ANY WARRANTY, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH

DAMAGES, WHETHER BASED ON A THEORY OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

7. Buyer's Use of Boxes.

Buyer may, at its sole discretion, market, license and sell the Boxes under names and trade names of its own choosing, and may develop updated and modified versions and derivative works of the Boxes without attribution of authorship to Seller. Buyer shall own all rights and title, including copyrights and patents, in and to may updated and modified versions and derivative works of the Boxes without requiring permission from Seller and without incurring payment obligations in addition to those provided herein. Buyer may market or use the Boxes in whatever manner and at whatever prices it sees fit. Except in the event of a breach of this Agreement by either party, seller shall have no rights in any updated or modified versions (including on any patents) relating to the Boxes.

8. Seller's Non-Use of the Assets.

Seller retains no rights whatsoever in the Boxes and does not retain the right to use the Boxes or any material relating to the Boxes for any purpose, personal, commercial, or otherwise, Seller furthermore shall maintain all information relating to the Boxes or use of the Boxes in confidence and shall not disclose any aspect of the Boxes to any third party without the prior written consent of Buyer. Seller agrees not to participate in any activities relating to development, marketing or sale of Boxes or other material that would compete, directly or indirectly, with Buyer's marketing or distribution of the Boxes for a period of twenty-four (24) months.

9. Term. The term of this licensing agreement shall be for a period of ten years from the date first written above subject to Paragraph 2. Royalties.

10. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of




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Nevada.

11. Assignment.

Seller may not assign this Agreement or any obligation herein without the prior written consent of Buyer. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective permitted heirs, executors, personal representatives, successors and assigns.

12. Entire Agreement.

This Agreement contains the entire understanding of the parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between Buyer and Seller concerning its subject matter. This Agreement may not be modified except in writing executed by both parties.

13. Severability.

If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

14. Notices.

Any notices required or permitted to be given under this Agreement shall be denied sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at the addresses shown below, or at such other address as may be furnished in writing by such party to the notifying party.

                          If to Buyer:

                          Adriatic Holdings Limited
                          114 W. magnolia Street
                          Suite 446
                          Bellingham, WA 98225

                          If to Seller:

                          J.A. Industries (Canada) Inc.
                          34A-2755 Lougheed Highway,
                          Suite 179
                          Port Coquitlam B.C.
                          V3B 5Y9 Canada


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15. Relationship of the Parties.

The relationship between Buyer and Seller under this Agreement is intended to be that of buyer and seller, and nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint ventures, or either party or its employees are the employee or agent of the other. Except as expressly set forth herein, neither Buyer nor Seller has any express obligation on behalf of or in the name of the other to bind the other in any contract, agreement or undertaking with any third party.

16. Headings.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Adriatic Holdings Limited                         J.A.. Industries (Canada) Inc.

By: /s/ Robert Knight                             By: /s/ Richard Klassen
    ---------------------------                       --------------------------
    Robert Knight                                     Richard Klassen
    President                                         President